UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2016 (May 25, 2016)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01	Completion of Acquisition or Disposition of Assets.

Ennis, Inc. (the “Company”) today announced that it has completed its previously announced sale of Alstyle Apparel, LLC and its subsidiaries, which constitute the Company’s apparel division (the “Apparel Division”), to Gildan Activewear Inc. (“Gildan”) for an all-cash purchase price of $109,354,066 (after giving effect to an adjustment for estimated working capital as of April 30, 2016 and which is subject to closing date calculation and post-closing confirmation), subject to customary indemnification arrangements and the other terms of such agreement (the “Alstyle Transaction”). Following the closing, the Company will provide transition assistance to Gildan for certain administrative, financial, human resource and information technology matters and will sublease from Gildan a portion of a certain property located in Anaheim, California that is leased by the Apparel Division.

The description of the Alstyle Transaction set forth above is qualified in its entirety by reference to the full text of the Unit Purchase Agreement, dated May 4, 2016, by and between the Company and Gildan, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 4, 2016, and which is deemed incorporated by reference herein.

On May 26, 2016, the Company issued a press release announcing the completion of the Alstyle Transaction, which is included as Exhibit 99.1 hereto. The portions of the press release describing the Alstyle Transaction under the heading “Sale of Apparel Division” is deemed filed pursuant to the rules and regulations of the Securities and Exchange Commission.

Item 2.02	Results of Operations and Financial Condition.

The Company previously announced its financial results for the quarter and fiscal year ended February 29, 2016 in the Company’s Form 10-K filed on May 11, 2016. Based on presently available information, on a preliminary and unaudited basis, the Company anticipates that it will incur a pre-tax loss on the sale of the Apparel Division to Gildan of between $25 million and $35 million. Based on certain tax elections expected to be made, the Company is expecting to be able to treat the loss as an operating loss for tax purposes.

The information set forth above in this Item 2.02 and the portions of the Company’s above-referenced press release describing certain preliminary and unaudited financial information under the heading “Financial Information” is deemed furnished and not filed pursuant to the rules and regulations of the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(b)	Exhibits

In connection with the sale of the Apparel Division to Gildan, the Company is required to provide in this Form 8-K certain proforma financial statements in order to give effect to such sale. Accordingly, furnished as Exhibit 99.2 are the Company’s Unaudited Pro Forma Condensed Balance Sheet as of February 29, 2016 and the Unaudited Pro Forma Condensed Statement of Operations for the fiscal year ended February 29, 2016 (collectively, the “Unaudited Pro Forma Financial Statements”). The Unaudited Pro Forma Condensed Balance Sheet as of February 29, 2016 has been prepared to present the Company’s financial condition as if the Alstyle Transaction had occurred on February 29, 2016. The Unaudited Pro Forma Condensed Statement of Operations for the fiscal year ended February 29, 2016 has been prepared to present the Company’s results of operations as if the Alstyle Transaction had occurred on March 1, 2015.

The Unaudited Pro Forma Financial Statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the fiscal year ended February 29, 2016, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2016 filed on May 11, 2016.

(d)	Exhibits

Exhibit No.	Description

99.1	Ennis, Inc. press release dated May 26, 2016 announcing the Alstyle Transaction.

99.2	Unaudited Pro Forma Financial Statements and accompanying notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

By:	/s/ Richard L. Travis Jr.
Richard L. Travis, Jr.
Chief Financial Officer

Date: June 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Ennis, Inc. press release dated May 26, 2016 announcing the Alstyle Transaction.

99.2	Unaudited Pro Forma Financial Statements and accompanying notes.